Exhibit 99.1
PacificNet Reports Record Fourth Quarter and 2005 Year-end Results
●	Fourth Quarter Revenues Increased 33% and Net Income Increased 106% on a Year-over-Year Basis.

HONG KONG, April 17, 2006 /Xinhua-PRNewswire/ -- PacificNet Inc. (Nasdaq: PACT), a leading provider of CRM and telemarketing services, call center, Interactive Voice Response (IVR) and Value-Added Services (VAS) in China, today reported unaudited results for the fourth quarter and fiscal year ended December 31, 2005.

Q4 2005 Highlights (in US dollars)

●	Quarterly revenues of $13,368,000 represented an increase of 33% as compared to $10,068,000 from Q4 2004; or a sequential increase of 25% as compared to $10,722,000 from Q3 2005.
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Quarterly gross profit was $4,833,000, a significant increase of 181% as compared to $1,718,000 from Q4 2004; or a significant increase of 143% as compared to $1,989,000 from Q3 2005; For reference, our Q3 gross profit was $1,989,000, an increase of 45% as compared to $1,372,000, from Q3 2004; Q2 and Q1 gross profit was $2,215,000 and $1,650,000, an increase of 71% and 32% as compared to $1,295,000 and $1,249,000 from Q2 and Q1 2004 respectively.

●	Quarterly operating profit was $1,617,000, an increase of 58% as compared to $1,026,000 from Q4 2004; or an increase of 57% as compared to $1,027,000 from Q3 2005.
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Quarterly net income of $918,000, or $0.09 per basic share, or $0.08 per diluted share, represented an increase of 106% as compared to net income of $446,000, or $0.06 per diluted share in Q4 2004; or an increase of 50% as compared to net income of $611,000, or $0.05 per share, from Q3 2005; This met the top range of the Company's latest earnings projection of $0.07 to $0.09 per share. Our Q4 results also included several one-time charges or expenses such as the $103,250 NASDAQ National Market Entry Fee.

●	Cash and cash equivalents were $10,137,000 as of December 31, 2005, compared to $6,764,000 at the end of fiscal 2004.
●	Equity per share of $3.04 and cash per share of $0.95 as of December 31, 2005, as compared to $2.96 and cash per share of $0.47 as of September 30, 2005 respectively.
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Quarterly revenues of $6,311,000, $11,017,000, and $2,013,000; and operating profit of $432,000, $1,205,000, and $12,000 were generated from the Company's three business units: (1) Outsourcing, (2) VAS and (3) Communications, respectively. This compares to revenues of $3,362,000, $2,546,000, and $4,678,000; and operating profit of $323,000, $1,171,000, and $102,000, respectively for Q3 2005.

●	Continued profitability in each of the acquired subsidiaries and investments: YueShen, Epro, Linkhead, Smartime, 3G, Clickcom and ChinaGoHi.
●	Number of employees in China reached approximately 2,500.
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Expanded presence in China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, and VAS branch offices in 26 provinces in China including Guangdong, Guangxi, Hubei, Hunan, Jiangsu, Zhejiang, Shanghai, Henan, Anhui, Yunnan, Gansu, Ningxia, Inner Mongolia, Guizhou, Tianjin, Qinghai, Hainan, Heilongjiang, Shanxi, Shandong, Chongqing, Jiangxi, Beijing, Hebei, Liaoning, and Jilin.

Financial Results of Fiscal Year Ended December 31, 2005

●	Revenues of $43,975,000, an increase of 48% as compared to $29,709,000 from 2004.
●	Gross profit of $10,687,000, an increase of 90% as compared to $5,635,000 from 2004.
●	Operating profit of $4,484,000, an increase of 131% as compared to $1,937,000 from 2004.
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Net income of $2,537,000, or $0.25 per basic share, or $0.24 per diluted share, as compared to net profit of $774,000, or $0.11 per basic share, or $0.10 per diluted share in 2004. This met the top range of the Company's latest earnings projection of $0.23 to $0.25 per share.

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Revenues of $13,297,000, $13,648,000 and $13,153,000; and Operating profit of $1,385,000, $3,660,000 and $302,000 were generated from the company's three business units: (1) Outsourcing Business, (2) VAS Business, and (3) Communications Distribution Business, respectively.

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These results were consistent with the increase in guidance the Company provided in a news release on November 15, 2005 when it raised financial targets for its fourth quarter and year-ended December 31, 2005.

2006 Business Outlook

●	For fiscal year 2006, the Company expects that total revenues will be between $60 and $70 million.
●	For fiscal year 2006, the Company expects that net income will be between $4.5 and $5.2 million, or about $0.41 to $0.50 per share.
●	For Q1 2006, the Company expects that total revenues will be between $13 and $14 million.
●	For Q1 2006, the Company expects that net income will be between $700,000 and $900,000, or about $0.07 to $0.09 per share.
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The results variance between Q4 2005 and Q1 2006 is due to seasonal fluctuations in quarterly performance. Traditionally, the first quarter from January to March is a low season due to the long Lunar New Year holidays in China. Revenue and income from operations tend to be higher in the fourth quarter due to year-end holiday promotions.

●	For Q2 2006, the Company expects that total revenues will be between $14 and $15 million.
●	For Q2 2006, the Company expects that net income will be between $1.0 million and $1.2 million, or about $0.10 to $0.12 per share.
●	PacificNet's strategy in 2006 is to capture market share and top-line growth in the VAS, IVR and CRM market in China while enhancing profit margins.
●	The Company expects continued revenue and profit growth in 2006 through organic growth and accretive acquisitions in the VAS, IVR and CRM market in China.

"We are delighted to report another strong quarter of financial results, which is our seventh consecutive profitable quarter," said Tony Tong, Chairman and CEO of PacificNet. "During the quarter, we continued to shift away from our traditional lower-margin phone card distribution business to higher-margin value-added telecom services. We believe that in 2006 this strategy will result in increased profitability. This strategy is beginning to work, as our operating margin increased from 6.5% in 2004 to 10.2% in 2005. "

"During 2005 we made significant progress in transitioning our business from the lower-margin Communications Distribution Business to higher-margin value-added telecom services and the Internet," said Victor Tong, President of PacificNet. "Acquisitions such as Clickcom and Guangzho 3G helped us enter the mobile internet market in China. In addition, the recent announcement that we had entered into a definitive agreement to acquire iMobile (Beijing) Technology Co., Ltd. further enhances our position in this rapidly growing market. We also continue to rapidly expand our VAS Business, through strong organic growth as a result of leading companies in China increasingly selecting us for important program, and the acquisition of a majority interest in Guangzhou Wanrong, one of the leading providers of VAS in China. The success that we developed in this business allowed us to recently acquire a controlling interest in ChinaGoHi, one of the most respected companies in China. We believe that the combination of its innovative infomercials along with our growing call center operations will allow us to support significant future growth."

“In addition to making several key acquisitions in 2005, we laid the foundation for a strong future, by hiring additional personnel in key areas to support our accounting and back-office functions, as well as implemented the systems to allow the Company to better measure the performance of each of its units. With the Internet expected to be one of the key drivers of future economic growth in China, as well as VAS and CRM services playing an increasingly important role in leading Chinese companies’ marketing activities, we feel PacifiNet is well positioned for the future.”

2005 Business Highlights, Important Developments and Acquisitions

Acquisition of Clickcom in Q1 2005

In Q1 2005, PacificNet acquired a 51% controlling interest in Guangzhou Dianxun Digital Network Technology Co., Ltd ("Clickcom"), a leading mobile internet company in China serving the four operators including China Mobile, China Unicom, China Telecom, and China Netcom. Clickcom offers a wide variety of wireless internet services such as SMS, WAP, and Java mobile applications.

Acquisition of Guangzhou 3G / Sunroom in Q2 2005

In Q2 2005, PacificNet acquired a 51% controlling interest in Guangzhou 3G Information Technology Co., Ltd. ("Guangzhou 3G"), a leading value-added services internet company in China serving China's four leading telecom operators which includes China Mobile, China Unicom, China Telecom, and China Netcom. Guangzhou 3G will become a majority-owned subsidiary of PacificNet, and PacificNet expects to consolidate its results for financial reporting purposes. The acquisition is expected to be immediately accretive to PacificNet's earnings.

Guangzhou 3G (www.vs366.com) is one of the largest value-added telecom and information services providers in China with both voice (IVR and call center) and data (SMS, MMS, WAP, JAVA, GPRS) connection to the four major telecom operators: China Mobile, China Unicom, China Telecom, and China Netcom, covering both mobile and fixed-line networks. Guangzhou 3G also offers a wide variety of IVR and other wireless and fixed-line, value-added telecom services including color ring back tone (CRBT) services, background music (BGM) services, VICQ mobile instant messaging services, sports and soccer news, weather forecasts, stock prices, jokes, short stories, dramas, songs and mobile karaoke, mobile TV, games, entertainment, as well as community-oriented services, such as chatline and dating services. Mobile and fixed-line phone users can access Guangzhou 3G IVR services through one of the four major telecom operators' networks. Guangzhou 3G currently employs 238 staff, and has offices in 26 provinces in China including Guangdong, Guangxi, Hubei, Hunan, Jiangsu, Zhejiang, Shanghai, Henan, Anhui, Yunnan, Gansu, Ningxia, Inner Mongolia, Guizhou, Tianjin, Qinghai, Hainan, Heilongjiang, Shanxi, Shandong, Chongqing, Jiangxi, Beijing, Hebei, Liaoning, and Jilin. Guangzhou 3G's market covers all the major regions of China with over 3 million accumulated fee paying customers.

Launch of iPACT Branded Value-Added Services in Q3 2005

In Q3 2005, PacificNet announced the pilot launch of its new IVR-Alliance program called "iPACT" at the 2005 Voice Value-added Service (VAS) Conference, the leading event for value-added telecom services in China. The event was sponsored by the Value-added Service Committee (VASC) of the China Association of Communication Enterprise (CACE). The conference was held in Beijing and was widely attended by government leaders, the Ministry of Information Industry (MII), leading telecom operators, VAS content providers as well as service providers, industry experts, technology vendors, analysts, partners and customers of PacificNet in the VAS market. The main purpose of the conference was for the leading VAS industry players to share their knowledge and experience on the opportunities and challenges of China's Voice VAS industry.

Under the “iPACT” program, PacificNet provides all of the hardware, software, application, and content for VAS including a variety of IVR and other wireless and fixed-line VAS content to qualified VAS-Alliance partners on a profit sharing basis. iPACT's VAS content includes video, audio, color ring back tone (CRBT) services, background music (BGM) services, VICQ mobile instant messaging services, sports news, weather forecasts, stock market, humor, songs and mobile karaoke, mobile TV and video, games, entertainment, as well as community-oriented services such as chatline and dating services. Mobile and fixed-line phone users can access PacificNet's VAS-Alliance services through Guangzhou 3G presence in 26 provinces in China.

Recently, the Company expanded its operations by acquiring entities that operate as service providers in the wireless VAS, IVR and CRM industries, which have grown rapidly in China in recent years.

Acquisition of ChinaGoHi in Q4 2005

In Q4 2005, PacificNet completed the acquisition of 51% majority and controlling interest in Shenzhen GuHaiGuanChao Investment Consultant Company Limited ("ChinaGoHi", www.ChinaGoHi.cn), a wholly-owned foreign enterprise (WOFE) registered in China.

On October 3, PacificNet announced an agreement to acquire Hitching International Corporation ("HIC"), the former beneficiary owner of ChinaGoHi, subject to the completion of due diligence and the approval of the WOFE structure by China's Industry and Commerce Department. As a result of the completion of the due diligence process and receipt of Chinese government's WOFE approval, PacificNet and HIC agreed to revise the previous Sale and Purchase Agreement to allow PacificNet to have direct ownership of ChinaGoHi through the acquisition of 51% ownership of Lion Zone Holdings Limited, the direct owner of ChinaGoHi. The acquisition is expected to expand PacificNet's position as a leading provider of outsourced call center, telemarketing, CRM, and value-added telecom services in Greater China. PacificNet expects to significantly increase its call center telemarketing revenues, profits, and its Chinese operations. PacificNet believes that the acquisition should be immediately accretive to the company's earnings per share in 2005 and 2006. Company plans to issue an updated guidance soon.

ChinaGoHi ("ChinaGoHi", http://www.ChinaGoHi.cn) is a leading information content provider of Chinese stock market information, analysis, and investment advisory services via DRTV infomercials through satellite and cable TV broadcasting, IVR, SMS and WAP based mobile value added services, web portals and subscription based audio-video streaming via the Internet. ChinaGoHi acquired on December 19, 2005 is an investment holding company principally engaged in providing investment advisory consulting services and direct response television (DRTV) telemarketing services.

ChinaGoHi is a famous brand name in China and has been awarded by the Chinese tax bureau as one of the "Top 100 Tax-Paying Enterprises" in Shenzhen as recognition for profit generation, commercial leadership and government contribution. ChinaGoHi operates one of the leading Direct Response Television (DRTV) infomercial marketing companies for financial advisory services in China, with over 100,000 registered online users and 30,000 fee paying subscribers. ChinaGoHi is headquartered in Shenzhen China with over 600 employees in its DRTV infomercial telemarketing call center. The DRTV call center, with about 400 phone lines, occupies about 35,000 sq. feet. Upon closing, the combined companies should become one of the largest providers of CRM services in China.

Wanrong Acquisition in Q1 2006

On Jan 31, 2006, PacificNet completed the acquisition of a majority interest in Guangzhou Wanrong, one of the leading value-added telecom service providers in China. Guangzhou Wanrong was granted nationwide SMS service numbers "2388" for China Mobile and "9928" for China Unicom. Wanrong's integrated value-added mobile services system is valuable for the implementation of PacificNet's "iPACT"program: a standard service-mark for PacificNet's VAS profit-sharing alliance partnership program. The acquisition is expected to be accretive to the Company's earnings in 2006.

Since its inception in 2003, Guangzhou Wanrong has achieved strong growth in its VAS including SMS, WAP, JAVA, MMS, IVR, multimedia entertainment download services, media interactive products, mobile email services, life, sports, entertainment, and business information services. Guangzhou Wanrong was granted nationwide SMS service numbers "2388" for China Mobile and "9928" for China Unicom. Wanrong's integrated value-added mobile services system is valuable for the implementation of PacificNet's "iPACT" : a standard service-mark for PacificNet's VAS profit-sharing alliance partnership program.

iMobile E-commerce Acquisition in Q1 2006

On February 06, 2006, PacificNet announced that it has entered into a definitive agreement to acquire a 51% majority interest in PacificNet iMobile (Beijing) Technology Co., Ltd ("iMobile"), one of the leading internet information portal and e-commerce distributor for mobile phone and accessories and mobile related value-added service providers in China. iMobile operates its e-commerce business via two internet portals, "http://www.iMobile.com.cn" and "http://www.18900.com," and one WAP portal "17wap.com" for mobile phone browsing. iMobile's internet portal has been one of the top ranked traffic sites and has achieved about 2.3 million registered online users and over 400,000 active users, with 5 million daily page views and 20,000 blog postings per day, which makes iMobile the top ranked site in its category in China.
iMobile operates its e-commerce business via two internet portals, "www.iMobile.com.cn" and "www.18900.com", and one WAP portal "17wap.com" for mobile phone browsing. In addition, iMobile's 18900.com operation is the designated internet distributor for Motorola, Nokia, and NEC's mobile products in China. 18900.com is the leading internet e-commerce distributor of mobile products in China, and provides internet, email, customer service centers, pre-sale and post-sale services, logistics and cash-on-delivery (COD) services to mobile related products in China. iMobile's 18900.com e-commerce operations combines both online internet services with its offline customer services network composed of a nationwide chain of logistic and customer centers covering 21 provinces and 40 major cities in China, including Beijing, Shanghai, Chongqing, Tianjin, Chengdu, Dalian, Qingtao, Guangzhou, Shenzhen, Zhuhai, Dongguang, Hanzhou, Suzhou, Ningbo, Wenzhou, Nanjing, Wuhan, Xian, Harbin, Qiqihaer. Hunan, Changsha, etc.

Senior Management Team - Updated and Expanded List

During 2005, PacificNet has greatly expanded our senior and mid-level management team to cope with the rapidly growing company. Our professional management executives have expertise in many different areas including consulting, system integration, IT solutions, telecommunication, voice and data network communications and value-added telecommunication products and services. We are confident that this team will position PacificNet as the new benchmark of success and profitability.  The following is the list of PacificNet’s expanded management team, key positions and brief biography.

* Tony Tong, Chairman and CEO, Executive Director

Mr. Tony Tong, age 37, is the Chairman, CEO, Executive Director, and founder of PacificNet since 1999. Previously, Mr. Tong worked for Information Advantage, a leading business intelligence, Data-Mining and CRM technology provider serving Fortune 500 clients. From 1992 to 1993, Mr. Tong worked as a Business Process Re-engineering Consultant at Andersen Consulting (now Accenture, NYSE:ACN). From 1990 to 1991, Mr. Tong worked for ADC Telecommunications (Nasdaq: ADCT), a global supplier of telecom equipment. Mr. Tong is the inventor of US Patent 6,012,066 titled “Computerized Work Flow System, an Internet-based workflow management system.” Mr. Tong graduated with Bachelor of Mechanical/Industrial Engineering Degree from the University of Minnesota and was an Adjunct Professor at the University of Minnesota.

* Victor Tong, President, Executive Director

Mr. Victor Tong, age 35, currently is the President, Secretary and an Executive Director of the Company. Previously, Mr. Victor Tong worked for Andersen Consulting (now Accenture), American Express Financial Advisors (IDS), and 3M. In 1999, he was recognized in “CityBusiness 40 Under 40” as one of the future business and community leaders in Minnesota. Mr. Tong won the Student Commencement Speaker Award while graduated with honors with a Bachelor of Science in Physics from the University of Minnesota. Mr. Tong was an adjunct professor at College of Software of Beihang University, one of the top software colleges in China.

* ShaoJian (Sean) Wang, Chief Financial Officer, Executive Director

Mr. ShaoJian (Sean) Wang, age 42, is the Chief Financial Officer and has served on our board of directors since 2002. Sean Wang served as the chairman of GoVideo, a subsidiary of Opta which is a majority owned subsidiary of TCL, a leading consumer electronics company in China. From 1987 to 1993, Mr. Wang held a number of increasingly important positions with St. Paul, Minnesota-based Ecolab Inc., culminating in his serving as General Manager for the company’s Indonesia operations. Mr. Wang received a Bachelor of Science Degree in Economics from Hamline University in St. Paul, Minnesota, and a Masters of Business Administration from The Carlson School of Management at the University of Minnesota. Mr. Wang also attended Peking University in Beijing, China.

* Mary Ma, Vice President of Finance and Chief Financial Officer for ChinaGoHi Subsidiary

Ms. Mary Ma, age 35, has been with PacificNet since Feb 2004. Previously, Ms. Ma worked as Manager of Corporate Finance and Audit Division for China Motion, a telecom company listed on the Hong Kong Stock Exchange. Ms. Ma also worked as Finance Manager for Shenzhen Lufthansa Technik Ltd., a subsidiary of Germany Lufthansa Group. Ms. Ma also worked as Vice President for a public company listed on NASDAQ where she gained working experience in the US. Ms. Ma is experienced accountant with working knowledge of Chinese Accounting Standard, IAS and USGAAP, corporate finance, finance analysis and operation. Ms. Ma received MBA degree from American Kennedy Western University, and bachelor degree in Accounting.

* Wenming Wang, President of ChinaGoHi Operation

Mr. Wenming Wang, age 44, has been the President of PacificNet’s ChinaGoHi Operation since December 2005. In addition to being a successful self-made private entrepreneur in China, Mr. Wang has been elected a congressman of People’s Congress for Shenzhen Municipality, China, since 2005. Mr. Wang is the Founder, Chairman and Chief Executive Officer of Shenzhen Guhaiguanchao Investment Advisory Co., Ltd. (ChinaGoHi), a leading investment advisory services company in China. Mr. Wang is also the chief publisher of Sino-Business Weekly (ISSN 1671-6728, www.fmm88.com , www.lcgj.cn), a leading financial investment management magazine covering China’s stock market and securities investment. Mr. Wang has extensive experience in China's stock market and investment consulting industry for more than 10 years since the launch of China’s stock market. Under his leadership, Shenzhen Guhaiguanchao has achieved growing revenues, profits, and industry recognition since its establishment in 2002, and was by Shenzhen government as "Shenzhen's Top 100 Tax-paying Enterprises" in 2003 and 2004.

* Jingjin Wu, Vice President of ChinaGoHi &DRTV Operations

Mr. Wu Jingjin, age 46, ,is one of the co-founders and executive director of Shenzhen Guhaiguancao Invesrtment Avisory Co., Ltd. (ChinaGoHi) a leading investment advisory company in mainland China. Mr. Wu was one of the earlist analysts in mainland China and has extensive working expierence in China's investment banking and investment consulting industry since the launch of China’s stock market. From1994-1999, Mr. Wu worked as Senior Manager at J&A Securities, one of the leading invest banks in mainland China at that time. Mr. Wu holds an MBA degree by State University of New York at Buffalo.

* David Lin, Vice President of Investment Management

Mr. David Lin, age 39, has been with PacificNet since 2004. Previously, Mr. Lin worked as Assistant President of ABB Meishi Power Investment Co., Ltd. Mr. Lin also worked as Corporate Secretary and Assistant General Manager for a public company listed on NASDAQ where he gained working experience in the US. Mr. Lin received Master degree of finance from Fudan University, and Bachelar degree of English from Tianjin University.

* Brian Lin, Vice President, Northern China

Mr. Bin “Brian” Lin, age 41, was promoted to the Vice President for PacificNet China Operations in 2005. Mr. Lin is currently the President of Linkhead, a leading IVR and CTI technology provider 51% owned by PacificNet. Previously, Mr. Lin worked for Nortel in Canada, Tandem Computer, Motorola, and UTStarcom. Mr. Lin received the Master of Applied Science degree in Electrical Engineering from University of Toronto in 1989.

* Fei Sun, Vice President of Operations, Southern China

Mr. Fei Sun, age 40, has been with PacificNet since 2003 and has served several positions including Manager of Shenzhen office, Director of Investment, etc. Mr. Sun has been a director of Linkhead for 10 years and serves as the General Manager of Linkhead Shenzhen Office. From 1991, Mr. Sunfei worked in Japan as the Chief Representative of China in a software company co-organized by CATIC and Japanese Central Electronic Power Research Institution, focused on software development and organized the Japanese company software development outsourced to Chinese company. Mr. Sun graduated with Master Degree of Electronic Engineering from China NorthEast Industrial University.

* Philip Cheng, Vice General Manager

Mr. Philip Cheng, age 42, has been with PacificNet since 2005. As the Vice General Manager of PacificNet, Philip is responsible for the company’s synergy development, corporate strategy coordinating and execution for all PACT’s subsidiaries so as to enhance the internal control and resource sharing among the group. Prior to joining PacificNet, Mr. Cheng worked for CSL, the largest mobile operator in Hong Kong, and was in charge of CSL’s Value-Added Services development in China. Previously, Mr. Cheng worked as deputy general manager in the VAS department for Guangzhou Suntek Technology, a leading telecom equipment and VAS provider listed on China’s stock exchange. Mr. Cheng received his Master and Bachelor degree of Science respectively in 1988 and 1985 from Southern China University of Technology, Department of Radio Engineering, Major of Communications, and performed his master research in Digital Signal Processing.

* Jack Ou, Vice General Manager, Southern China

Mr. Jack Ou, age 39, joind PacificNet in 2005 as Manager and Financial Controller of PacificNet Guangzhou Office. From 1986 to 1998, Mr. Jack Ou worked as an attorney in the Justice Bureau of Guangzhou and Overseas Chinese Law Office of Guangdong. After that, Mr. Jack Ou worked as the Manager of Research Department and Assistant General Manager in Guangdong Huafu Investment Inc. From 2003 to 2005, Mr. Ou served as an Investment Consultant in Everbright Securities, a leading securities brokerage firm in China. Mr. Ou had published many research reports covering China stock market and listed companies, with a focus on analyzing the financial accounting reports of China’s listed companies.

* Mr. Mike Fei, Chief Legal Counsel for PacificNet’s China Operations

Mr. Mike Fei, 38, joined PacificNet in 2004 as in-house Chief Legal Counsel for PacificNet’s China Operations. Mr. Fei is a Member of the All-China Bar Association and holds a Master of Law degree from the University of New South Wales of Australia. Mr. Fei has 8 years of experience in the legal profession and dealt with more than 200 cases of litigation and arbitration which related to the issues of foreign investment, bankruptcy, merging, commercial contract and debt disputes.

* Star Mu, Regional Manager, Northern China

Mr. Star Mu, age 37, joined PacificNet in 2003 as Regional Manager, North China. Mr. Mu received his bachelor degree in Computer Science from the Northwestern Polytechnical University of China in 1992.

* Shannon Li 29 Vice President of Investment

Miss. Shannon Lee, age 29, joined PacificNet in 2005 as Vice President of China Investment of PacificNet. From 2003 to 2004, Miss Li served as a Project Manager (Investment) of Sun & Sun Capital Holdings Pte. Ltd., a leading Singapore-based investment bank focusing on IPO and investment banking services. Previously, Miss Li worked as the Executive Assistant to President at Linkhead (now 51% owned by PacificNet). Miss Li graduated with honors with a Bachelor of Science in Automobile Design and Manufacturing from Harbin Institute of Technology, China in 1998 and received the Master of Business Administration degree from University of Nottingham, UK in 2003.

* Jacob Lakhany, Director of Investor Relations and Public Relations

Jacob Lakhany, age 29, is the Director of Investor Relations and has been with PacificNet since 2003. Previously Mr. Lakhany was a Quality Assurance Supervisor for APAC Customer Service, a leading CRM call center services company listed on Nasdaq, where he gained experience in the outsourced telemarketing industry overseeing service quality and relationships with companies such as Citibank, Sears, Shell, Chase Manhattan, and Bank One. Mr. Lakhany attended Northern State University in Aberdeen, SD.

* Super Yongchao Wang, Vice President of Value Added Services

Mr. Super Yongchao Wang, age 32, joined PacificNet as VP of VAS in 2005. Mr. Wang is also the President of Guangzhou 3G Information Technology Co., Ltd. (GZ3G), a 51% owned subsidiary of PacificNet. Previously, Mr. Wang of was the Deputy General Manager of Suntek Information (Listed on China’s stock exchange), the first private voice information IVR service provider in China. From 1996 to 1999, Mr. Wang served as the Deputy General Manager of GD Suntek, managing 18 branches’ operation nationwide. In 2000 Mr. Wang founded Guangzhou Sunroom Information Ltd. (GZ-Sunroom, subsidiary of GZ3G) focusing on wireless value-added services provision and was appointed CEO of the company. In the following two years, GZ-Sunroom worked with 27 branches of China Mobile successfully to launch its VAS and IVR business. GZ-Sunroom had become one of the largest mobile and telephone information service providers (SP) serving 26 provinces in China. Mr. Wang received the B.A in Business Administration from Jinan University in Guangzhou in 1994 and studied master course of Economics at Guangdong Academy of Sciences in 2002.

* Wai-Hon Telly Wong, Vice President of Call Center Services

Mr. Telly Wong joined PacificNet in 2003 as part of the Epro acquisition. Mr. Wong is the Managing Director and a co-founder of PacificNet Epro for the last 10 years, and is responsible for directing the overall business policies and strategies and overseeing the business development of Epro’s overall call center and CRM services. Prior to Epro, Mr. Wong was the MIS Manager of Star Paging, one of the largest paging operation in Hong Kong. During his services with Star Paging, Mr. Wong was responsible for managing the entire management information system of the paging group. He was also a founder of Brightfair Technology Ltd which was incorporated in 1989 and mainly involved in paging system software design for carriers in the countries of South East Asia. Mr. Wong, holds a Master Degree in Business Administration,

* Carol Men-Yee Chang, Vice President & COO of Call Center Operations

Ms. Carol Chang joined PacificNet in 2003 as part of the Epro acquisition. Ms. Chang joined Epro in 1988 as Marketing Executive and was lated promoted to Epro Telecom’s General manager in 1994 and then to Chief Operating Officer for PacificNet Epro’s call center operations. Ms. Chang is now mainly responsible for Hong Kong call center business operations. Ms. Chang holds a BSc Degree in Computer Science from the University of Texas at Austin, USA.

* Mei-Wei Joyce Poon, Vice President of CRM Services

Ms. Joyce Poon joined PacificNet in 2003 as part of the Epro acquisition. Ms. Poon is the General Manager of PacificNet Epro responsible for the development and management of CRM consulting and training services in China. Mr. Poon has been with Epro since its founding in 1994, serving many key roles in customer service operations and business development. Her most recent role was, and continues to be, in charge of the Company's Training and Consulting Division she formed two years ago. The Division has enjoyed steady growth and has received high praises from some of the largest enterprise clients in China. Ms. Poon, General Manager, PRC Business, holds a MBA Degree in Marketing.

* Fiona Yee-Chong Cheuk, Marketing and PR Manager, CRM & Call Center Services

Ms. Fiona Cheuk joined PacificNet Epro in 2004 as Marketing Manager. The major duty of Ms. Cheuk is to drive innovative and effective marketing strategy of exploring more business opportunities for the company. She also takes responsibility for delivering efficient marketing communications of raising brand awareness and revealing value differentiation of our products and services in the competitive market. Prior to joining Epro, she gained customer relationship management and marketing experiences in the Hong Kong listed telecom company and multi-national I.T. corporations. Ms. Cheuk holds a MBA Degree in Marketing.

PacificNet's management team will host a conference call at 8:00 am Eastern Time on Monday, April 17, 2006, to discuss its fourth quarter and year-end results for the period ended December 31, 2005. The conference call is open to the public and may be accessed by calling (888) 852-6401 or (706) 645-0115 for international callers and entering conference ID 7863082. For those unable to attend the conference call live, an archive of the call will be available for a period of 30 days. The replay numbers are (800) 642-1687 or (706) 645-9291 for international callers. Please use conference ID 7863082.

About PacificNet

PacificNet Inc. (http://www.PacificNet.com), through its subsidiaries, invests in and operates companies that provide outsourcing and Value-Added Services (VAS) in China, such as call centers, telemarketing, direct response television (DRTV) marketing, CRM, interactive voice response (IVR), mobile applications, and communications product distribution services. PacificNet's clients include the leading telecos, banks, insurance, travel, marketing, and business services companies, and telecom consumers, in Greater China. PacificNet's corporate clients include China Telecom, China Mobile, Unicom, PCCW, Hutchison Telecom, Bell24, SONY, TCL, Huawei, American Express, Citibank, HSBC, Bank of China, Bank of East Asia, DBS, TNT, and Hong Kong Government. PacificNet employs over 2,500 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, and branch offices in 26 provinces in China, and is headquartered in Minneapolis USA and Hong Kong.

PacificNet's operations can be classified into the following three groups:

Group 1.  Outsourcing Services: including Business Process Outsourcing (BPO), call center, IT Outsourcing (ITO) and software development services. PacificNet's Outsourcing Services Group includes the following subsidiaries:

●	IT Outsourcing (ITO)

Smartime Holdings Limited (Smartime) provides outsourced consulting services and programming services, including software development, R&D, and project management to leading telecom, banking and financial services companies including Huawei, IBM, Bank of East Asia and others.

PacificNet Solutions (aka Smartime or Soluteck Shenzhen) is a leading provider of outsourcing services including software development, R&D, and project management services in China, employs over 280 staff and provides outsourcing services to the leading telecom, banking and financial services companies including Huawei, IBM, Bank of East Asia, etc.

●	Business Process Outsourcing (BPO)

PacificNet Epro (www.EproTel.com.hk) is the industry leader and leading provider of outsourced call center, telemarketing, CRM, SMS, interactive voice response (IVR) services, and other value-added telecom services (VAS) with over 13 years of field experience in Greater China. Epro Telecom's business consists of the following three major categories:

(1). Outsourced Call Center Services: Epro's ISO 9001 certified outsourcing contact center hosts over 1000 workstations staffed by 600 agents and provides 24x7x365 multi-lingual inbound and outbound services.

(2). Training and Consulting Services: The Epro Call Center Training Institute (ECCTI) is a leading provider of contact center management consulting and training services that help clients maximize the return on investment in their CRM operations.

(3). Call Center Management Software Products and Solutions: Epro's software products include: WISE-xb Call Center agent performance, management, and reporting software, and Automatic Call Distribution (ACD) System, UMS, and SMS.

Group 2. Value-Added Telecom Services (VAS): including Interactive Voice Response (IVR), SMS and related VAS. PacificNet's VAS Group includes the following subsidiaries:

●	ChinaGoHi

ChinaGoHi provides infomercial marketing service, telemarketing services and financial advisory services in China, and offer a wide range of financial advisory services, including Direct Response Television (DRTV) infomercials through satellite and cable TV broadcasting, web portals, and subscription-based value added services including internet email, short message services (SMS), mobile WAP services, and interactive voice response (IVR) services via fixed and mobile phones.

●	Linkhead

Linkhead is a value-added reseller and provider of VAS, such as IVR system development and integration, SMS, and voice-portal services, and a channel partner, or a master reseller, of NMS Communications system hardware, a leading provider of communications technologies.

●	Clickcom-WOFE

Clickcom-WOFE and its affiliated company Dianxun-DE directly offer a wide variety of wireless internet services to China’s telecom operators, including mobile phones, such as SMS, Wireless Application Protocol, or WAP, which allows users to access information instantly via handheld wireless devices, and Java mobile applications.

●	Guangzhou3G-WOFE (ska Sunroom)

Guangzhou3G-WOFE is one of the largest value-added telecom and information services providers in China with both voice (IVR and call center) and data (SMS, MMS, WAP, JAVA, GPRS) connection to the four major telecom operators: China Mobile, China Unicom, China Telecom, and China Netcom, covering both mobile and fixed-line networks.

●	iPACT International Investment Limited

Under the “iPACT” program, PacificNet provides all of the hardware, software, application, and content for VAS including a variety of IVR and other wireless and fixed-line VAS content to qualified VAS-Alliance partners on a profit sharing basis. iPACT's VAS content includes video, audio, color ring back tone (CRBT) services, background music (BGM) services, etc

Group 3. Communication Products Distribution Services: including calling cards, GSM/CDMA/XiaoLingTong products,multimedia self-service Kiosks. This Group includes the following subsidiaries:

●	Yueshen

Yueshen distributes telecom services for mobile phones, such as calling cards, mobile SIM cards, prepaid stored-value cards, wireless broadband and internet services for mobile phones. We sell calling cards wholesale to distributors who in turn sell to retail shops, such as newsstands. Yueshen is the designated distributor of China Netcom’s XiaoLingTone/PHS mobile phone products, prepaid calling cards, wireless broadband and internet services.

●	Take 1 (formerly know as CheerEra)

Take 1 is engaged in the business of designing, developing, and manufacturing interactive multimedia entertainment and communication kiosk products, including photo and video entertainment kiosks, digital camera photo development stations, internet, MMS, ring-tone and mobile content download, payment and delivery stations for mobile phones, and other coin-operated kiosks and kiosk consumables.

●	iMobile
iMobile's internet portal has been one of the top ranked traffic sites and has achieved about 2.3 million registered online users and over 400,000 active users, with 5 million daily page views and 20,000 blog postings per day, which makes iMobile the top ranked site in its category in China.

PACIFICNET INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited: In thousands of United States dollars, except loss per share and share amounts)

YEAR ENDED DECEMBER 31:	2005	2004
Revenues	$43,975	$29,709
Cost of Revenues	(33,288)	(24,074)
Gross Margin	10,687	5,635

Selling, General and Administrative expenses	(6,134)	(3,620)
Depreciation and amortization	(69)	(78)
Provision for written off of fixed assets	--	-

PROFIT / (LOSS) FROM OPERATIONS	4,484	1,937

Interest Income	258	79
Sundry income	760	422

PROFIT / (LOSS) BEFORE INCOME TAXES, MINORITY
INTEREST AND DISCONTINUED OPERATIONS	5,502	2,438

Provision for income taxes	(166)	(30)
Share of profit of associated companies	12	32
Minority Interests	(2,811)	1,623
PROFIT / (LOSS) BEFORE DISCONTINUED OPERATIONS	0	817
LOSS FROM DISCONTINUED OPERATIONS	0	(43)

NET PROFIT / (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$2,537	$774
BASIC PROFIT / (LOSS) PER COMMON SHARE:
Profit / (Loss) from continuing operations	$0.25	$0.11
Profit / (Loss) from discontinued operations	--	--
NET INCOME / (LOSS)	$0.25	$0.11

SELECTED QUARTERLY FINANCIAL INFORMATION
The following table sets forth selected quarterly financial information for the fiscal 2005 quarters ended December 31, 2005. The operating results for any given quarter are not necessarily indicative of results for any future periods (in thousands).

	Fiscal 2005 Quarter End
	31-Mar	30-Jun	30-Sep	31-Dec

Revenue	$9,133	$10,752	$10,722	$13,368
Gross margin/(Loss)	1,650	2,215	1,989	4,833
Profit/(Loss) from operations	797	1,043	1,027	1,617
Other items, net	(382)	(527)	(416)	(699)
Net profit/(loss)	$415	$593	$611	$918

BASIC AND DILUTED EARNINGS PER SHARE:
Profit/(loss) from continuing
operations	$0.08	$0.11	$0.08	$0.16
Other items, net	(0.04)	(0.05)	(0.03)	(0.07)
Net profit/(loss)	$0.04	$0.06	$0.05	$0.09

Safe Harbor Statement

This Company's announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them.

Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, fluctuations in quarterly operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

Contact:
PacificNet USA office: Jacob Lakhany, Tel: +1-605-229-6678
PacificNet Beijing office: Ada Yu, Tel: +86 (10) 64954330 ext 158
23/F, Tower A, TimeCourt, No.6 Shuguang Xili, Chaoyang District, Beijing, China 100028
or
CEOcast, Inc. for PacificNet
Ed Lewis, 212-732-4300